                                                                   Exhibit T3A-2

                               OPERATING AGREEMENT

                                       OF

                            ELECTRIC GENERATION LLC,

                     a California Limited Liability Company

                                   DATED AS OF

                                October 29, 2001

ARTICLE I   -  Business........................................................1

   Section 1.1    Formation of the Company.....................................1

   Section 1.2    Name and Place of Business...................................1

   Section 1.3    Foreign Qualifications.......................................1

ARTICLE II  -  Rights of the Member............................................2

   Section 2.1    Liability of Member..........................................2

   Section 2.2    Admission of Additional Members..............................2

   Section 2.3    Transactions with the Company................................2

   Section 2.4    Member Meetings..............................................2

   Section 2.5    Certificates of Interests....................................2

ARTICLE III -  Capital Contributions...........................................2

   Section 3.1    Capital Contributions........................................2

   Section 3.2    No Interest..................................................2

ARTICLE IV  -  Allocations of Profits, Losses and Distributions................3

   Section 4.1    Allocations..................................................3

   Section 4.2    Distributions................................................3

ARTICLE V   -  Management of the Company.......................................3

   Section 5.1    Management...................................................4

   Section 5.2    Certain Powers...............................................4

   Section 5.3    Delegation of Authority; Transactions with Manager
                  Providers or Affiliates......................................5

   Section 5.4    Compensation; Reimbursement of Expenses......................5

   Section 5.5    Officers.....................................................5

ARTICLE VI  -  Indemnification.................................................7

   Section 6.1    Indemnification..............................................7

ARTICLE VII -  Accounting and Fiscal Matters..................................10

   Section 7.1    Maintenance of Records......................................10

   Section 7.2    Fiscal Year.................................................10

   Section 7.3    Company Tax Returns.........................................10

   Section 7.4    Reports.....................................................10

   Section 7.5    Bank Accounts...............................................10

ARTICLE VIII - Dispositions of the Member's Interest..........................10

   Section 8.1    No Restriction..............................................10

                                        i

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ARTICLE IX  -  Amendment of Agreement.........................................10

   Section 9.1    Amendment...................................................10

ARTICLE X   -  Dissolution....................................................11

   Section 10.1   Dissolution.................................................11

   Section 10.2   Liquidation.................................................11

   Section 10.3   Restoration of Deficit Capital Account Balances.............11

ARTICLE XI  -  Miscellaneous Provisions.......................................12

   Section 11.1   Notices.....................................................12

   Section 11.2   Nature of Interest of Members...............................12

   Section 11.3   Applicable Law..............................................12

   Section 11.4   Successors in Interest......................................12

   Section 11.5   Severability................................................12

   Section 11.6   Third Parties...............................................12

   Section 11.7   Headings....................................................12

   Section 11.8   Rights and Remedies Cumulative..............................13

EXHIBIT A   -  SCHEDULE OF CAPITAL CONTRIBUTION AND ADDRESS OF MEMBER........A-1

                                       ii

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                               OPERATING AGREEMENT

                                       OF

                             ELECTRIC GENERATION LLC

          THIS OPERATING AGREEMENT (this "Agreement") is executed as of October 29, 2001 by NEWCO ENERGY CORPORATION, a California corporation (the "Member", which term shall include any additional Members admitted pursuant to Section 2.2 below), as the sole member of Electric Generation LLC, a California limited liability company to be formed pursuant to this Agreement (the "Company"), with reference to the following facts:

          A. On October 29, 2001, Articles of Organization for the Company were filed with the California Secretary of State (the "Articles").

          B. The Member desires to adopt and approve an operating agreement for the Company.

          NOW, THEREFORE, the Member sets forth the operating agreement of the Company under the laws of the State of California.

                                    ARTICLE I
                                    Business
                                    --------

          Section 1.1 Formation of the Company. The Company has been formed as a
                      ------------------------
California limited liability company pursuant to the provisions of the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq., as the same may be amended from time
                                 -- ---
to time (the "Act"), and the laws of the State of California. The rights and obligations of the Member shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the Act, shall control.

          Section 1.2 Name and Place of Business. The name of the Company is
                      --------------------------
"Electric Generation LLC". The name and address of the Company's initial registered agent located in California is as set forth in the Articles. The registered office and registered agent in California may be changed by the Member from time to time pursuant to the Act. The Company's principal place of business is at 77 Beale Street, 32nd Floor, San Francisco, CA 94105 or such other place or places as the Member may from time to time determine.

          Section 1.3 Foreign Qualifications. The Company shall apply for
                      ----------------------
authority to transact business in those jurisdictions where the Company is required to do so. The Company shall file such other certificates and instruments as may be necessary or desirable in connection with the Company's formation, existence and operation.

                                   ARTICLE II
                              Rights of the Member
                              --------------------

          Section 2.1 Liability of Member. Except as otherwise provided in the
                      -------------------
Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, obligations and liabilities of the Company, and the Member (including any person who formerly held such status) shall not be liable nor shall it be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status. No individual trustee, officer, director, shareholder, member, manager, partner, employee or agent of any entity Member, in his or her individual capacity as such, shall have any personal liability for the performance of any obligation of the Member under this Agreement.

          Section 2.2 Admission of Additional Members. No additional persons may
                      -------------------------------
be admitted as a Member or substitute Member of the Company without the consent of the Member or, if there is more than one Member, the consent of the holders of a majority of the Interests (as defined in Section 3.1). The admission of a new Member or substitute Member shall not require the consent of the Board of Control (as defined in Section 5.1).

          Section 2.3 Transactions with the Company. The Member may lend money
                      -----------------------------
to, enter into agreements with, and transact other business with, the Company. Subject to applicable law, the Member has the same rights and obligations with respect thereto as a person who is not a Member.

          Section 2.4 Member Meetings. No annual or regular meetings of the
                      ---------------
Member (in its capacity as such) are required to be held.

          Section 2.5 Certificates of Interests. The Member may authorize the
                      -------------------------
issuance of certificates in such form and with such signatures as the Member may determine to evidence the Interest (as defined in Section 3.1) of the Member in the Company.

                                   ARTICLE III
                              Capital Contributions
                              ---------------------

          Section 3.1 Capital Contributions. The Member shall make a
                      ---------------------
contribution to the capital of the Company in the amount shown opposite the Member's name on Exhibit A attached hereto in exchange for the entire membership
                 ---------
interest of the Company (the "Interest"). If an additional person is admitted as a Member, Exhibit A shall be amended to reflect the capital contribution of the
          ---------
new Member and the term "Interest" shall refer to each Member's proportionate Interest of the Company. The Member shall not be required to make any additional contributions to the capital of the Company. However, the Member may make additional capital contributions to the Company in its discretion.

          Section 3.2 No Interest. The Company shall not pay any interest on any
                      -----------
capital contribution made by the Member pursuant to Section 3.1.

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                                   ARTICLE IV
                Allocations of Profits, Losses and Distributions
                ------------------------------------------------

          Section 4.1 Allocations. All income, gain, loss, deductions, credits
                      -----------
and other tax items of the Company shall be allocated to the Member.

          Section 4.2 Distributions. The Company shall make periodic
                      -------------
distributions to the Member, from whatever source derived, in amounts and in the form (i.e., cash or property) that the Member shall at any time determine in its sole and absolute discretion.

                                    ARTICLE V
                            Management of the Company
                            -------------------------

          Section 5.1 Management.
                      ----------

          (a) Subject to the rights and powers retained by the Member under this Agreement, overall management and control of the Company shall be vested in a board (the "Board of Control"). The Board of Control shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of California to the extent such powers are consistent with the terms of this Agreement and are appropriate or useful in carrying out the purposes of the Company as set forth in this Agreement. The Board of Control has the authority to bind the Company.

          (b) The Board of Control shall initially consist of the two (2) individuals identified in Section 5.1(e) below. Each member of the Board of Control shall have such powers and rights as are set forth in this Agreement and as the Member determines from time to time and shall serve until he or she resigns, dies or becomes incapacitated or is removed by the Member. The President of the Company shall serve as the chair of the Board of Control. The Board of Control shall have the power to determine appropriate levels of capital of the Company, whether the Company should seek capital in the form of debt, equity or a combination thereof and the kinds of securities, if any, of the Company to be issued from time to time. The Board of Control shall meet at an agreed time and location proposed by the chair (which may be by telephone conference so long as each member has the opportunity to participate fully) and may adopt such other rules relating to the conduct of its business as it shall determine to be necessary, proper or desirable. Minutes of all meetings of the Board of Control shall be in writing and filed in the Company's minute book.

          (c) Any action required or permitted to be taken at any meeting of the Board of Control may be taken without a meeting if all members of the Board of Control consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Control.

          (d) All decisions of the Board of Control shall require the unanimous vote of the members of the Board of Control.

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          (e) The initial members of the Board of Control of the Company are as follows:

          Peter A. Darbee
          Bruce R. Worthington

          Section 5.2 Certain Powers. Without limiting the generality of and in
                      --------------
accordance with Section 5.1 hereof, the Board of Control, on behalf of the Company, shall have the power and authority to:

          (a) acquire property from any person as the Board of Control may determine;

          (b) borrow money from any person on such terms as the Board of Control deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums (no debt shall be contracted or liability incurred by or on behalf of the Company except by the Board of Control or by agents or employees of the Company expressly authorized by the Board of Control to contract such debt or incur such liability);

          (c) purchase liability, directors and officers and fidelity and crime and other insurance to protect the Company's property and business;

          (d) dispose of the Company's real and personal properties, including, without limitation, selling, transferring, leasing or otherwise disposing of all or substantially all of the assets of the Company as part of a single transaction or plan;

          (e) invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

          (f) execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements of other limited liability companies, and any other instruments or documents necessary, desirable or conducive in the opinion of the Board of Control to the business of the Company;

          (g) employ accountants, legal counsel, managing agents, investment bankers, appraisers or other persons to perform services for the Company and to compensate them from Company funds;

          (h) enter into any and all other agreements on behalf of the Company, with any other person for any purpose, in such forms as the Board of Control may approve; and

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          (i) do and perform all other acts as the Board of Control deems necessary or appropriate to the conduct of the Company's business.

          Section 5.3 Delegation of Authority; Transactions with Manager
                      --------------------------------------------------
Providers or Affiliates. The Board of Control may contract with other persons
-----------------------
and entities (each, a "Manager Provider"), including, without limitation, affiliates of the Member, to perform any of the Board of Control's duties for or on behalf of the Company; provided, however, that such delegation shall not relieve the Board of Control of responsibility for such duties.

          Section 5.4 Compensation; Reimbursement of Expenses. Members of the
                      ---------------------------------------
Board of Control may receive reasonable compensation for acting as members of the Board of Control and shall be entitled to reimbursement from the Company of all actual, out-of-pocket expenses incurred and paid by the member of the Board of Control on behalf of the Company.

          Section 5.5 Officers.
                      --------

          (a) The Board of Control shall be entitled to appoint such officers, with such titles, authority and reasonable compensation as the Board of Control shall from time to time determine. Any officers so appointed shall hold office at the pleasure of the Board of Control and shall be entitled to exercise such powers as shall be delegated to them by the Board of Control. The initial officers of the Company shall be the persons listed below opposite the offices to which they are hereby appointed until each resigns, dies or becomes incapacitated or is removed:

        Name                               Office
        ----                               ------

Bruce R. Worthington               President and Treasurer
Greg Rueger                        Chief Nuclear Officer
Linda Cheng                        Secretary

          (b) Chairman of the Board. The Chairman of the Board of Control, if
              ---------------------
that office be filled, shall preside at all meetings of the Board of Control. Subject to such powers, if any, as may be given by this Agreement or the Board of Control to the President, if there is such an officer, the Chairman of the Board shall, subject to the control of the Board of Control, have general supervision, direction and control of the business and the offices of the Company. The Chairman of the Board shall have authority to sign on behalf of the Company agreements and instruments of every or any character, and in the absence or disability of the President, shall exercise the duties and responsibilities of the President in the event that no Vice President has been designated by the Board of Control to perform such duties. The Chairman of the Board shall have the authority to delegate to any officer of the Company the authority to sign on behalf of the Company agreements and instruments of every or any character.

          (c) President and Chief Executive Officer. The President shall be the
              -------------------------------------
chief executive officer of the Company and shall have, subject to the supervision, direction and control of the Board of Control, the general powers and duties of supervision, direction and management of the affairs and business of the Company usually vested in the chief executive officer of the Company, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company. If at any time the office of the Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board, the President shall have the powers and duties of the Chairman of the Board and be subject to all the restrictions of the Chairman of the Board. The President shall have authority to sign on behalf of the Company agreements and instruments of every or any character. The President shall have the authority to delegate to any officer of the Company the authority to sign on behalf of the Company agreements and instrument of every or any character.

          (d) Senior Vice President. In the absence or disability of the
              ---------------------
President, the President's duties and responsibilities may be carried out by a Senior Vice President designated by the Board of Control. When so acting, such Senior Vice President shall have all the powers of and be subject to all the restrictions on the President. Each Senior Vice President shall have such other duties and responsibilities as may be prescribed by the Board of Control, the Chairman of the Board, the President, or this Agreement. Each Senior Vice President shall have authority to sign on behalf of the Company agreements and instruments of every or any character. The Board of Control or the Chairman of the Board may confer a special title upon any Senior Vice President.

          (e) Chief Nuclear Officer. The Chief Nuclear Officer shall be the
              ---------------------
corporate executive with overall responsibility for nuclear safety and compliance at the Diablo Canyon Nuclear Power Plant and shall have such other duties and responsibilities as may be prescribed by the Board of Control, the Chairman of the Board, the President, or this Agreement. The Chief Nuclear Officer shall have the authority to sign on behalf of the Company agreements and instruments of every or any character.

          (f) Vice President. In the absence or disability of the President, the
              --------------
President's duties and responsibilities may be carried out by a Vice President designated by the Board of Control. When so acting, such Vice President shall have all the powers of and be subject to all the restrictions on the President. Each Vice President shall have such other duties and responsibilities as may be prescribed by the Board of Control, the Chairman of the Board, the President, or this Agreement. Each Vice President designated by the Chairman or the President shall have the authority to sign on behalf of the Company agreements and instruments of every or any character. The Board of Control or the Chairman of the Board may confer a special title upon any Vice President.

          (g) Secretary. The Secretary shall attend all meetings of the Board of
              ---------
Control and shall keep or cause to be kept, at the principal executive office or such other place as the Board of Control may direct, a book of minutes of all meetings and actions of Directors and committees of Directors. The Secretary shall be responsible for maintaining a proper register or books of the membership interest for all membership interests issued by the Company. The Secretary shall give, or cause to be given, all notices required either by law or this Agreement. The Secretary shall have such other duties as may be prescribed by the Board of Control, the Chairman of the Board, the President or this Agreement.

          (h) Assistant Secretary. The Assistant Secretaries, if any, shall
              -------------------
perform such duties as may be assigned from time to time by the Board of Control, the Chairman of the Board, the President or the Secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an Assistant Secretary.

          (i) Treasurer. The Treasurer shall have custody of all moneys and
              ---------
funds of the Company, and shall keep or cause to be kept full and accurate records of receipts and disbursements of the Company. The Treasurer shall deposit all moneys and other valuables of the Company in the name and to the credit of the Company in such depositories as may be designated by the Board of Control. The Treasurer shall disburse such funds of the Company as have been duly approved for disbursement.

          Unless the Board of Control provides otherwise by resolution, the Treasurer shall be the chief financial officer of the Company for situations in which an officer with that title may be needed. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Control, the Chairman of the Board, the President or this Agreement.

          (j) Assistant Treasurer. The Assistant Treasurers, if any, shall
              -------------------
perform such duties as may be assigned from time to time by the Board of Control, the Chairman of the Board, the President or the Treasurer. In the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer

          (k) Controller. The Controller, if any, shall be responsible for
              ----------
maintaining the accounting records and statements, and shall properly account for all moneys and obligations due the Company and all properties, assets and liabilities of the Company. The Controller shall render to the Chairman of the Board or the President such periodic reports covering the results of operations of the Company as may be required by either of them or by law. The Controller shall have such other duties as may from time to time be prescribed by the Board of Control, the Chairman of the Board, the President or this Agreement.

                                   ARTICLE VI
                                 Indemnification
                                 ---------------

          Section 6.1 Indemnification. (a) The Company shall indemnify, to the
                      ---------------
full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that such person is or was a member of the Board of Control or an officer of the Company, or is or was serving at the request of the Company as a director, officer or member of the board of control of another corporation, limited liability company, partnership, joint venture, trust or other enterprise. The Company may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise.

          (b) Advancement of Expenses. With respect to any person made or
              -----------------------
threatened to be made a party to any Proceeding by reason of the fact that such person is or was a member of the Board of Control or officer of the Company, or is or was serving at the request of the Company as a director, officer or member of the board of control of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, the Company shall pay the expenses (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that the payment of expenses
                            --------  -------
(including attorneys' fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter, an "undertaking") by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such person is not entitled to be indemnified for such expenses under this Section
6.1 or otherwise; and further provided that with respect to a Proceeding
                      ------- --------
initiated against the Company by a member of the Board of Control or officer of the Company (including a person serving at the request of the Company as a director, officer, or member of the board of control of another corporation, limited liability company, partnership, joint venture, trust or other enterprise), such director or officer shall be entitled under this Section 6.1 to the payment of expenses (including attorneys' fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense or like claim of the Company in connection with such Proceeding in advance of the final disposition of such proceeding only if such proceeding was authorized by the Board of Control. With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, the Company may, in its discretion and upon such terms and conditions, if any, as the Member deems appropriate, pay the expenses (including attorneys' fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

          (c) Claims. With respect to any person made or threatened to be made a
              ------
party to any Proceeding, by reason of the fact that such person is or was a member of the Board of Control or an officer of the Company, or is or was serving at the request of the Company as a director, officer or member of the board of control of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, the rights to indemnification and to the advancement of expenses conferred in subsections (a) and (b) of this Section
6.1 shall be contract rights. If a claim under subsections (a) or (b) of this
Section 6.1 with respect to such rights is not paid in full by the Company within sixty (60) days after a written demand has been received by the Company, except in the case of a claim for an advancement of expenses by a member of the Board of Control or an officer of the Company, in which case the applicable period shall be twenty (20) days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Company seeks to recover an advancement of expenses shall also be entitled to be paid the expenses (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. In any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the person from whom the Company seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, neither the failure of the Company (including independent legal counsel or the Member) to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Company (including independent legal counsel or the Member) that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit. In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Company seeks to recover an advancement of expenses is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.1 or otherwise shall be on the Company.

          (d) Non-exclusive Rights. The indemnification and advancement of
              --------------------
expenses provided in this Section 6.1 shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, consent of the Member or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such member of the Board of Control or officer, employee or agent of the Company (or who has ceased to serve as a director, officer, member of the board of control, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise to the extent such person was serving in such capacity at the request of the Company) and shall inure to the benefit of the heirs, executors and administrators and personal representatives of such person.

          (e) Insurance. The Company may purchase and maintain insurance on
              ---------
behalf of any person who is or was a member of the Board of Control or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member of the board of control, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this
Section 6.1 or otherwise.

                                   ARTICLE VII
                          Accounting and Fiscal Matters
                          ------------------------------

          Section 7.1 Maintenance of Records. The Company shall keep, or shall
                      ----------------------
cause to be kept, full, accurate, complete and proper books and records of all of the operations of the Company including, without limitation, all the records required to be maintained pursuant to the Act.

          Section 7.2 Fiscal Year. The Company hereby adopts the calendar year
                      -----------
for financial and income tax purposes.

          Section 7.3 Company Tax Returns. The Company shall cause the
                      -------------------
preparation and filing of all tax or information returns required to be filed by or on behalf of the Company and the payment of all taxes due from the Company. The Company shall make such tax elections as the Member shall deem to be in the best interests of the Member. For federal income tax purposes, the Company will be an "eligible entity" with a single member, and the Company will not elect to be treated as an association taxable as a corporation under Treasury Regulations Sections 301.7701-2(a), -3(a). As such, the Company expects to be disregarded as a separate entity for federal income tax purposes under Treasury Regulations
Section 301.7701-3(b).

          Section 7.4 Reports. The Company shall cause to be filed, in\
                      -------
accordance with the Act, all reports and documents required to be filed with any governmental agency. The Company shall cause to be prepared at least annually information concerning the Company's operations necessary for the completion of the Member's federal and state income tax returns.

          Section 7.5 Bank Accounts. The Company may from time to time open bank
                      -------------
accounts in the name of the Company and may designate the persons having authority to withdraw or apply funds from such accounts.

                                  ARTICLE VIII
                      Dispositions of the Member's Interest
                      -------------------------------------

          Section 8.1 No Restriction. The Member may sell, assign, give,
                      --------------
hypothecate, pledge, transfer or otherwise dispose of any or all of its Interest in the Company, in whole or in part, voluntarily, involuntarily, by operation of law or otherwise, to any other person or entity.

                                   ARTICLE IX
                             Amendment of Agreement
                             ----------------------

          Section 9.1 Amendment. Any amendment or supplement to this Agreement
                      ---------
shall only be effective if in a writing executed by the Member or, if more than one Member, the holders of a majority of the Interests. Amendments and supplements to this Agreement shall not require the approval of the Board of Control in order to be effective.

                                    ARTICLE X
                                   Dissolution
                                   -----------

          Section 10.1 Dissolution. The Company shall be dissolved and its
                       -----------
business wound up upon the earliest to occur of the following events:

          (a) A determination by the Member that the Company should be dissolved; or

          (b) The entry of a decree of judicial dissolution under Section 17351 of the Act.

          Section 10.2 Liquidation.
                       -----------

          (a) If the Company shall be dissolved by reason of the occurrence of any of the circumstances described in Section 10.1, no further business shall be conducted by the Company except for the taking of such action as shall be necessary for the winding up of its affairs and the distribution of its assets to the Member pursuant to the provisions of this Article X. Upon such dissolution, the Board of Control or, if none, the Member shall act as the liquidator or, if it is unable or unwilling to do so, the Member or its representative shall select a liquidator. Such liquidator shall have full authority to wind up the affairs of the Company and to make final distribution as provided herein. Upon such dissolution of the Company, the liquidator shall take the following steps:

               (i) determine which Company properties and assets should be distributed in kind, and dispose of all other Company properties and assets at the best cash price obtainable therefor;

               (ii) pay all Company debts and liabilities, in the order of priority as provided by law, or otherwise make adequate provision therefor;

               (iii) distribute the remaining assets to the Member in cash or in kind, as the liquidator may decide; and

               (iv) execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file such Certificate of Dissolution as required by the Act upon the completion of the winding up of the Company.

          (b) Thereafter, the liquidator shall comply with all requirements of the Act, or other applicable law, pertaining to the winding up of a limited liability company, at which time the Company shall stand terminated.

          Section 10.3 Restoration of Deficit Capital Account Balances. The
                       -----------------------------------------------
Member shall not be required to restore to the Company or to any other party (on liquidation or otherwise) any deficit balance in its capital account.

                                   ARTICLE XI
                            Miscellaneous Provisions
                            ------------------------

          Section 11.1 Notices. Notices, requests, reports, payments or other
                       -------
communications required to be given or made to the Member hereunder shall be in writing and shall be deemed to be given or made when properly addressed and posted by registered or certified mail, postage prepaid, to the Member at the Member's last known address. The address of the Member set forth on Exhibit A
                                                                    ---------
shall be considered the last known address of the Member unless and until the Company is otherwise notified by the Member.

          Section 11.2 Nature of Interest of Members. The Member's Interest in
                       -----------------------------
the Company is personal property.

          Section 11.3 Applicable Law. Notwithstanding the place where this
                       --------------
Agreement may be executed by any of the parties hereto, this Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be subject to and governed by the Act and the other laws of the State of California as applied to agreements among California residents to be entered into and performed entirely within the State of California, and such laws shall govern the limited liability company aspects of this Agreement.

          Section 11.4 Successors in Interest. Each and all of the covenants,
                       ----------------------
agreements, terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Member and its heirs, executors, administrators, personal representatives, successors and assigns.

          Section 11.5 Severability. Any provision of this Agreement which is
                       ------------
invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without in any way affecting the validity, legality or enforceability of the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way affect the validity, legality or enforceability of such provisions in any other jurisdiction.

          Section 11.6 Third Parties. Except as provided in Article VI, the
                       -------------
provisions of this Agreement are for the exclusive benefit of the Member and the Company and no other person, including creditors of the Member or the Company, shall have any right or claim against any party by reason of those provisions or be entitled to enforce any of those provisions against any party. Without limiting the foregoing, nothing contained in this Agreement shall benefit any creditor of the Company or of the Member. No creditor of the Company or of the Member may require a contribution to the capital of the Company or an advance to the Company to be solicited, or a distribution to be made, by the Company, nor may any creditor of the Company or the Member enforce the obligation of the Member to make a contribution to the capital of the Company or an advance to the Company.

          Section 11.7 Headings. The headings in this Agreement are inserted for
                       --------
convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          Section 11.8 Rights and Remedies Cumulative. The rights and remedies
                       ------------------------------
provided by this Agreement are given in addition to any other rights and remedies the Member may have by law, statute, ordinance or otherwise. All such rights and remedies are intended to be cumulative and the use of any one right or remedy by the Member shall not preclude or waive the Member's right to use any or all other rights or remedies.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the Member has executed and delivered this Agreement as of the day and year first above written.

                                              NEWCO ENERGY CORPORATION,
                                              a California corporation


                                              By /s/ Bruce R. Worthington
                                                --------------------------------
                                                     Bruce R. Worthington
                                                            President

                                    EXHIBIT A

             SCHEDULE OF CAPITAL CONTRIBUTION AND ADDRESS OF MEMBER
             ------------------------------------------------------

                              Amount of Capital   Percentage
    Name and Address            Contribution       Interest
---------------------------   -----------------   ----------
Newco Energy Corporation          $100.00            100%
77 Beale Street, 32nd Floor
San Francisco, CA  94105

                                      A-1